Exhibit 21.1

LIST OF SUBSIDIARIES

The ONE Group, LLC	Delaware
Little West 12th, LLC	Delaware
Basement Manager, LLC	New York
JEC II, LLC	New York
MPD Space Events, LLC	New York
ONE 29 Park Management, LLC	New York
STK Midtown Holdings, LLC	New York
STK Midtown, LLC	New York
ONE Marks, LLC	Delaware
Asellina Marks, LLC	Delaware
WSATOG, LLC	Delaware
STK Miami, LLC	Florida
STK Miami Service, LLC	Florida
STK-LA, LLC	New York
STK-Las Vegas, LLC	Nevada
STK Atlanta, LLC	Georgia
STK Orlando, LLC	Florida
STK Chicago, LLC	Illinois
STK Westwood, LLC	California
STK Denver, LLC	Colorado
T.O.G. (UK) Limited	United Kingdom
Hip Hospitality Limited	United Kingdom
T.O.G. (Aldwych) Limited	United Kingdom
CA Aldwych Limited	United Kingdom
T.O.G. (Milan) S.r.l.	United Kingdom
STK Dallas, LLC	Texas
TOG Orlando F&B Manager, LLC	Florida
Bridge Hospitality	Delaware
STK Rebel Austin, LLC	Texas
STK Texas Holdings, LLC	Delaware
STK Texas Holdings II, LLC	Delaware
STK Rebel San Diego, LLC	California
STK Rooftop San Diego, LLC	California
STK Ibiza, LLC	Delaware
The ONE Group-STKPR, LLC	Delaware
The ONE Group-MENA, LLC	Delaware
The ONE Group-Qatar Ventures, LLC	Delaware
9401415 Canada Ltd	Canada
The ONE Group-Mexico, LLC	Delaware
TOG Marketing, LLC	Florida
STK Nashville, LLC	Tennessee
STK Bellevue, LLC	Washington
STK Aspen, LLC	Colorado
STK Scottsdale, LLC	Delaware
STK Dallas II, LLC	Delaware
STK San Francisco, LLC	Delaware
STK Boston, LLC	Delaware
STK Washington DC, LLC	Delaware
STK Aventura, LLC	Delaware
STK Charlotte, LLC	Delaware
STK Houston, LLC	Delaware
STK Philadelphia, LLC	Delaware
STK Salt Lake City, LLC	Delaware
STK Topanga, LLC	Delaware
STK Westwood II, LLC	Delaware
Steak Social, LLC	Delaware
Kona Grill Acquisition, LLC	Delaware
TOG Kona Sushi, LLC	Arizona

TOG Kona Macadamia, LLC	Delaware
TOG Kona Texas, LLC	Texas
KGA Texas, LLC	Delaware
TOG Kona Texas Concession, LLC	Delaware
TOG Kona Baltimore, LLC	Delaware
TOG Kona Grill Riverton, LLC	Delaware
TOG Kona Grill Columbus, LLC	Delaware
TOG Kona Grill Albuquerque, LLC	Delaware
TOG Kona Grill Henderson, LLC	Delaware
TOG Kona Grill Phoenix, LLC	Delaware
TOG Kona Grill Tigard, LLC	Delaware

OTHER SUBSIDIARIES (not consolidated for GAAP purposes):

Bagatelle Little West 12th, LLC	New York
Bagatelle La Cienega, LLC	California
Bagatelle NY LA Investors, LLC	New York
Seaport Rebel Restaurant LLC	Massachusetts